AGENCY AND COOPERATIVE AGREEMENT

THIS AGREEMENT made effective the __20th__ day of ___October ___, 2006 , (the "Effective Date").

BETWEEN:

ASIAN DRAGON GROUP INC., a Nevada corporation with offices at suite 1100 – 475 Howe Street, Vancouver, BC;

(“Asian Dragon”)

AND:

WORLD FORTUNE ENTERPRISE INC., a BC corporation with offices at  870 East 54th Ave, Vancouver, British Columbia, V5X 1L7, Canada;

(“World Fortune”)

(Asian Dragon and World Fortune herein collectively referred to as the "Parties")

WHEREAS World Fortune is a private British Columbia corporation established to source and assess opportunities in the precious metals industry in China;

AND WHEREAS Asian Dragon wishes to engage World Fortune as an Agent of Asian Dragon, and World Fortune wishes to be engaged by Asian Dragon as an Agent, on the terms and conditions contained herein, to present to Asian Dragon opportunities in the precious metals industry in China;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree (the "Agreement") each with the other as follows:

1.

Scope of Agent's Position

1.1

Position and Title.  Asian Dragon hereby engages World Fortune as a bona fide Agent of Asian Dragon.  World Fortune hereby agrees to such engagement.

1.2

Duties of World Fortune.  Asian Dragon engages World Fortune to fulfill the duties (“Duties”) specified on Schedule “A” of this Agreement.  World Fortune hereby agrees to fulfill the Duties specified.  Asian Dragon and World Fortune agree that the Duties may be replaced, amended, superseded or supplemented from time to time by written consent by the Parties

1.3

Reporting.  World Fortune will report to and take instructions and directions from Asian Dragon upon Asian Dragon’s indication of its desire to proceed with any specific opportunity as presented to Asian Dragon by World Fortune (an “Opportunity”).

1.4

Commitment of World Fortune.  During the term of this Agreement, World Fortune will devote any time required to promote the best interests of Asian Dragon on a non-exclusive basis.  In carrying out its Duties, World Fortune will use its full abilities, knowledge, expertise, technical skill and ingenuity, among other things, to meet this standard.  In addition, World Fortune will carry out its Duties honestly, in good faith and in the best interests of Asian Dragon.

2.

Compensation

2.1

World Fortune shall be compensated in the form and in the amount as agreed to between the Parties (the “Compensation”) such Compensation to be set out in each separate formal agreement entered into between the Parties (a “Formal Agreement”) such Formal Agreements to be executed upon World Fortune brining to Asian Dragon a satisfactory Opportunity.

2.2

Reimbursement of Expenses.  Asian Dragon will reimburse World Fortune for all reasonable expenses incurred by World Fortune in the performance of its Duties and with respect to each Opportunity which is evidenced by a Formal Agreement, provided that World Fortune provides Asian Dragon with a written expense account, in a form satisfactory to Asian Dragon.

3.

Funding to Held in Trust

3.1

The Parties acknowledge and agree that at certain times and with respect to the evaluation of certain Opportunities, Asian Dragon will be required to provide certain funds (the “Funds”) to be placed in trust with World Fortune to provide requisite authority to World Fortune to proceed with the evaluation of an Oppportunity by the Gold Bureau of China and the Chinese Government.  The Parties further acknowledge that these Funds will at all times remain the property of Asian Dragon or its assignees.

4.

Term and Termination

4.1

Term.  This Agreement shall become effective as of the Effective Date and shall continue during the term of any contract negotiated by World Fortune on Asian Dragon’s behalf in connection with an Opportunity and shall be automatically extended, unless terminated in accordance with the provisions of this Agreement.

4.2

World Fortune’s Right to Terminate for any Reason.  World Fortune may terminate this Agreement for any reason:

(a)

at any time upon providing 10 days advance notice in writing to Asian Dragon; or

(b)

upon a material breach or default of any term of this Agreement by Asian Dragon, but only if World Fortune has first given written notice of such breach or default to Asian Dragon and Asian Dragon have failed to rectify the breach or default within a period of 10 days following receipt of such notice.

4.3

Asian Dragon’s Right to Terminate for any Reason.  Asian Dragon may terminate this Agreement for any reason:

(a)

at any time upon providing 10 days advance notice in writing to World Fortune; or

(b)

upon a material breach or default of any term of this Agreement by World Fortune, but only if Asian Dragon have first given written notice of such breach or default to World Fortune and World Fortune has failed to rectify the breach or default within a period of 10 days following receipt of such notice.

5.

Remedies

5.1

Defences of World Fortune.  The existence of any claim, demand, action or cause of action by World Fortune against Asian Dragon whether based on this Agreement or otherwise, will not constitute a defence to the enforcement by Asian Dragon of any of its rights under this Agreement.

5.2

Injunctive Relief.  The parties to this Agreement recognize that a breach by World Fortune of any of the provisions of this Agreement may result in damages to Asian Dragon and that Asian Dragon would not be adequately compensated for by monetary award.  Accordingly, World Fortune agrees that in the event of any such breach, in addition to all the remedies available to Asian Dragon at law or in equity, Asian Dragon shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way or restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

5.3

Covenants Reasonable.  World Fortune confirms that the provisions in this Agreement are reasonable and valid based on the fiduciary and sensitive position World Fortune will occupy with Asian Dragon.  All defences to the strict enforcement or validity of the sections in this Agreement are waived by World Fortune.  World Fortune further acknowledges that any covenant contained in this Agreement may be enforced by injunction issued in any court having jurisdiction, and by the award of damages and any other relief allowed by law.

6.

General

6.1

Rights and Ownership.  World Fortune agrees that any and all rights of every kind associated with any Opportunity evidenced by a Formal Agreement with Asian Dragon shall and will remain the sole rights and ownership of Asian Dragon, until such time as rights or ownership may pass from Asian Dragon pursuant to any sale or option of the Opportunity.

6.2

Time.  Time shall be of the essence in this Agreement.

6.3

Severability.  If any provision of this Agreement or any part of any provision (the “Offending Provision”) is declared or becomes unenforceable, invalid or illegal for any reason whatsoever including, without limiting the generality of the foregoing, a decision by any competent courts, legislation, statutes, bylaws or regulations or any other requirements having the force of law, then the remainder of this Agreement will remain in full force and effect as if this Agreement had been executed without the Offending Provision.

6.4

Amendments.  No amendment, change or modification of this Agreement will be valid unless it is in writing and signed by each of the Parties.

6.5

Assignment.  This Agreement is not assignable by World Fortune in whole or in part without the prior written consent of Asian Dragon.  Any attempt by World Fortune to assign any of the rights or to delegate any of the duties or obligations under this Agreement without such prior written consent is void.  Asian Dragon may assign this Agreement without the consent of World Fortune.

6.6

Enurement.  Subject to the restrictions on assignment contained in this Agreement, this Agreement will enure to the benefit of and be binding on the Parties and their respective heirs, executors, administrators, successors and permitted assigns.

6.7

Governing Law and Attornment.  This Agreement will be governed by and construed in accordance with the laws of British Columbia and the federal laws of Canada applicable in British Columbia.  The parties irrevocably submit to and accept generally and unconditionally the exclusive jurisdiction of the courts and appellate courts of British Columbia with respect to any legal action or proceeding which may be brought at any time relating in any way to this Agreement.  Each of the parties irrevocably waives any objection it may now or in the future have to the venue of any such action or proceeding, and any claim it may now or in the future have that any such action or proceeding has been brought in an inconvenient form.

6.8

Entire Agreement.  This Agreement and any documents and agreements to be delivered pursuant to this Agreement supersede all previous invitations, proposals, letters, correspondence, negotiations, promises, agreements, covenants, conditions, representations and warranties with respect to the subject matter of this Agreement.  There is no representation, warranty, collateral term or condition or collateral agreement affecting this Agreement, other than as expressed in writing in this Agreement.  No trade terms or trade usages are to be incorporated by reference implicitly or otherwise into this Agreement, unless expressly referred to in this Agreement.

6.9

Waiver.  No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver of such power or right.  No single or partial exercise of any right or power under this Agreement will preclude any further or other exercise of such right or power.  No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of this Agreement will be effective until the same is in writing.  Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

6.10

Further Assurances.  Each of the parties will promptly execute and deliver to the other at the cost of the other such further documents and assurances and take such further actions as the other may from time to time request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies intended to be created in favour of the other.

6.11

Acknowledgement of Receipt.  Each of the parties acknowledges receiving an executed copy of this Agreement.

6.12

Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document.  All of these counterparts will for all purposes constitute one agreement, binding on the parties, notwithstanding that all parties are not signatories to the same counterpart.  A fax transcribed copy or photocopy of this Agreement executed by a party in counterpart or otherwise will constitute a properly executed, delivered and binding agreement or counterpart of the executing party.

Notice.  Any notice, direction, request or other communication required or contemplated by any provision of this Agreement will be given in writing and will be given by delivering same to the Parties at their respective addresses as set out above.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals effective as of the date first above written.

SIGNED, SEALED, AND DELIVERED

Per:

___/s/ John Karlsson__________________________

ASIAN DRAGON GROUP INC.

_____John Karlsson__________________________

Name

____President and Director_____________________

Title

SIGNED, SEALED, AND DELIVERED

Per:

___/s/ Richard Tong __________________________

WORLD FORTUNE ENTERPRISE INC.

_____Richard Tong___________________________

Name

_____Director________________________________

Title

SCHEDULE "A"

Duties and Responsibilities of World Fortune

The Duties of World Fortune are as follows:

1.

To search, introduce and assess any and all Opportunities as defined in the Agreement;

2.

To negotiate with any potential asset holder, optionee or agent of an Opportunity, in the best interests of Asian Dragon, to purchase, option or othewise deal with said Opportunity and to present such Opportunity to Asian Dragon;

3.

To finalize, upon consent by Asian Dragon, utilizing any and all means in World Fortune's power, any purchase, option or other dealing with said Opportunity, including any and all ancillary rights associated with the Opportunity.